SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________

        Date of Report (Date of earliest event reported): April 27, 2006

                                   ICOA, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                   0-32513                   87-0403239
----------------------------     -------------            -------------------
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)            Identification No.)

               111 Airport Road, Warwick, Rhode Island             02889
              ----------------------------------------           ----------
              (Address of principal executive offices)           (Zip code)

                                 (401) 352-2300
               --------------------------------------------------
               Registrant's telephone number, including area code


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2006, ICOA, Inc., a Nevada Corporation (the "Company") entered into a Redemption Agreement (the "Redemption Agreement") with Cornell Capital Partners, LP ("Cornell"), pursuant to which the Company desires and agrees to repay amounts owed to Cornell under the November 2005 convertible debenture, December 16 convertible debenture, and February 2006 convertible debenture (collectively, the "Convertible Debentures") and Cornell agrees to amend certain warrants issued by the Company to Cornell in connection with the Convertible Debentures, according to the terms set forth below.

HISTORY OF THE CONVERTIBLE DEBENTURES

On November 2, 2005, the Company entered into a securities purchase agreement with Cornell, pursuant to which the Company issued to Cornell secured convertible debentures in the principal amount of $2,187,327.24 on November 2, 2005, and $200,000 on December 16, 2005 (the "2005 Debentures"). The 2005
Debentures currently carry an interest rate of 10% per annum, and are convertible into common stock of the Company at 90% of the volume weighted average price for the ten (10) days immediately preceding the date of conversion, or $0.044 in the event the price of the common stock is greater than $0.044 on the date of conversion.

On February 2, 2006, the Company entered into an additional securities purchase agreement with Cornell, pursuant to which the Company issued to Cornell a secured convertible debenture in the principal amount of $125,000, and giving Cornell the ability to purchase an additional $175,000 in secured convertible debentures contingent upon certain future events (the "2006 Debentures"). To date, the Company has issued to Cornell $125,000 of the 2006 Debentures. The 2006 Debentures currently carry an interest rate of 10% per annum, and are convertible into common stock of the Company at 90% of the volume weighted average price for the ten (10) days immediately preceding the date of conversion, or $0.048 in the event the price of the common stock is greater than $0.048 on the date of conversion.

The Convertible Debentures were offered pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933. The Convertible Debentures are secured by a security agreement whereby the Convertible Debentures are secured by all of the assets of the Company and its subsidiaries.

HISTORY OF THE WARRANTS

In connection with the 2005 Debentures, the Company issued to Cornell 3,000,000 common stock purchase warrants at an exercise price of $0.04, for a term of five years, and subject to anti-dilution adjustments. In connection with the 2006 Debentures, the Company issued to Cornell 25,000,000 common stock purchase warrants at an exercise price of $0.01, and 25,000,000 common stock purchase warrants at an exercise price of $0.03, each with a term of three years, and subject to anti-dilution adjustments (together, the "Warrants").

THE REDEMPTION AGREEMENT

The Redemption Agreement executed by and between the Company and Cornell on April 27, 2006, provides that the Company agrees to repay to Cornell $1,500,000 dollars (the "Redemption Amount") on or before June 2, 2006 (the "Closing Date"), which shall be applied to retire the 2006 Debentures and a portion of the 2005 Debentures. In the event that the Company fails to pay in full to Cornell the Redemption Amount on or before the Closing Date, then the Redemption Agreement shall be deemed null and void and the Convertible Debentures (including all documents executed in connection with the Convertible Debentures) shall remain in full force and effect.

Pursuant to the Redemption Agreement, on the Closing Date the Company will (i) issue to Cornell an amended and restated convertible debenture in the principal amount of approximately $935,000, which represents all principal outstanding and accrued and unpaid interest owed under the 2005 Debentures (the "Restated Debenture"), (ii) the Company and Cornell will restate the Warrants according to the terms set forth below (the "Restated Warrants"), and (iii) the Company and Cornell shall execute an amended and restated investor registration rights agreement according to the terms set forth below (the "Registration Rights Agreement").

The Restated Debenture will have the following features:

     o    it shall not be secured by the assets of the Company;

     o    it shall carry an interest rate of eight percent (8%) per annum;

     o it shall have principal and accrued interest due and payable within twelve (12) months;

     o the Company shall make monthly payments of one hundred thousand dollars ($100,000) per month (each a "Payment") beginning on the earlier of July 1, 2006, or the effective date of ICOA's next registration statement (the "Payment Dates");

     o it shall have a fixed conversion price of $0.03 (the "Fixed Conversion Price"), subject to certain anti-dilution provisions;

     o if the price of the Company's common stock is above the Fixed Conversion Price on the Payment Dates, then Cornell at its option and in lieu of receiving Payment may convert an amount equal to the Payment amount into common stock of the Company at the Fixed Conversion Price;

     o if the price of the Company's common stock is below the Fixed Conversion Price on the Payment Dates, then the Company shall deliver Payment to Cornell in cash. If the Company is unable to deliver Payment on the Payment Date, then Cornell may convert the Payment amount due into shares of the Company's common stock at a 20% discount to the lowest volume weighted average price ("VWAP") of the common stock for the five (5) trading days immediately preceding the Payment Dates;

     o The Company may pre-pay amounts due under the Restated Debenture at any time and without penalty.

The Warrants will be amended and restated to remove the anti-dilution provisions and provide that the Company shall have the option to force Cornell to exercise the Warrants in the event the VWAP of the common stock is higher than the warrant exercise price during any consecutive five (5) trading day period and the VWAP of the common stock remains higher than the warrant exercise price during such exercise, and the registration statement relating to the resale of the shares issuable upon exercise of the warrants is effective (the "Forced Conversion").

In addition, on the Closing Date, the Company and Cornell shall execute a registration rights agreement providing that Company shall prepare and file within thirty (30) days of the Closing Date a registration statement to register the shares of the Company's common stock issuable upon conversion of the Restated Debenture and upon the exercise of the Warrants, and that the Company shall use its best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission no later than ninety (90) days from the Closing Date. A liquidated damages provision in the amount of five percent (5%) applies in the event that ICOA fails to comply with the registration requirements set forth in the registration rights agreement.

In consideration for the foregoing, on the Closing Date Cornell shall terminate the existing security agreements with the Company and shall release any and all security interest held in, or lien against, the assets of the Company and its subsidiaries.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ICOA, INC.

Date:    April 28, 2006                         By:      /s/ Rick Schiffmann
                                                         -----------------------
                                                Name:    Rick Schiffmann
                                                Its:     Chief Executive Officer